EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated December 17, 2001, with respect to the financial statements of Martek Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2001, incorporated by reference in this Current Report on Form 8-K/A, in the following Registration Statements:

     Registration Statement Number 33-79222 on Form S-8, dated May 23, 1994

     Registration Statement Number 33-93580 on Form S-3, dated June 16, 1995

     Registration Statement Number 333-27671 on Form S-8, dated May 22, 1997

     Registration Statement Number 333-46949 on Form S-8, dated February 26, 1998

     Registration Statement Number 333-84317 on Form S-8, dated August 2, 1999

     Registration Statement Number 333-34460 on Form S-3, dated November 13, 2000

     Registration Statement Number 333-52298 on Form S-8, dated December 20, 2000

     Registration Statement Number 333-57176 on Form S-3, dated March 28, 2001

     Registration Statement Number 333-74092 on Form S-8, dated November 28, 2001

     Registration Statement Number 333-76750 on Form S-3, dated January 15, 2002

     Registration Statement Number 333-85856 on Form S-8, dated April 8, 2002

     Registration Statement Number 333-87016 on Form S-8, dated April 26, 2002

     Registration Statement Number 333-87934 on Form S-3, dated May 20, 2002

/s/ Ernst & Young LLP

McLean, Virginia
July 5, 2002